SECURED PROMISSORY NOTE


$450,000.00                                                          May 7, 1999


     FOR VALUE RECEIVED, InnovaCom, Inc., a Nevada corporation ("Maker"), hereby promises to pay to JNC Strategic Fund Ltd., or its successors and assigns ("Payee"), at its address c/o Encore Capital Management, L.L.C., 12007 Sunrise Valley Drive, Suite 460, Reston, VA 20191, or to such other address as Payee shall provide in writing to Maker for such purpose, in lawful money of the United States of America, the principal sum of FOUR HUNDRED AND FIFTY THOUSAND DOLLARS ($450,000), upon demand therefor by Payee.

     1. Security Agreement. This Promissory Note shall be a secured obligation subject to the terms and conditions of the Sixth Amended and Restated Security Agreement, effective as of the date hereof, between Maker and Payee.

     2. Interest Rate. Interest shall accrue on the unpaid principal amount of this Promissory Note at the rate of 13% per annum from the date hereof until such unpaid principal amount is paid in full. Interest due hereunder shall be paid on the date the principal amount due under this Promissory Note is repaid and shall be computed on the basis of a 365-day year for the actual number of days elapsed.

     3. Default Rate. If Maker shall fail to pay any amounts due hereunder when due, whether on demand therefor by Payee or otherwise, Maker shall pay shall pay interest on any and all such amounts at the rate of 18% per annum accruing daily from such date until paid in full.

     4. No Waiver of Payee's Rights etc. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Promissory Note. Acceptance by Payee of less than the full amount due and payable hereunder shall in no way limit the right of Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

     5. Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

     6. Cumulative Rights and Remedies. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available.

     7. Collection Expenses. If this obligation is placed in the hands of an attorney for collection after default, and provided Payee prevails on the merits in respect to its claim of default, Maker shall pay (and shall indemnify and hold harmless Payee from and against), all reasonable attorneys' fees and expenses incurred by Payee in pursuing collection of this Promissory Note.

     8. Successors and Assigns. This Promissory Note shall be binding upon Maker and its successors and shall inure to the benefit of Payee and its successors and assigns. The term "Payee," as used herein, shall also include any endorsee, assignee or other holder of this Promissory Note.

     9. Lost or Stolen Promissory Note. If this Promissory Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to Payee a new promissory note containing the same terms, and in the same form, as this Promissory Note. In such event, Maker may require Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

     10. Governing Law. This Promissory Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Promissory Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     IN WITNESS WHEREOF, Maker has caused this Secured Promissory Note to be duly executed and delivered as of the date first set forth above.


                                              INNOVACOM, INC.


                                              By:_______________________________
                                              Name:
                                              Title: